UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2004

STRATEX NETWORKS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-15895	77-0016028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Rose Orchard Way, San Jose, CA 95134

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 943-0777

Item 5. Other Events and Required FD Disclosure.

On May 27, 2004 , Stratex Networks, Inc., a Delaware corporation (the “Company”), borrowed $25 million on a long-term basis against its $35 million credit facility with Silicon Valley Bank. For further details regarding the $35 million credit facility see Note 8 in the Company’s 10-K filed with the Securities and Exchange Commission on May 27, 2004. The $25 million loan is payable in equal monthly installments of principal plus interest over a period of four years. The loan is at a fixed interest rate of 6.38%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX NETWORKS, INC.

Date: June 1, 2004
	By:	/s/ Carl Thomsen
Carl Thomsen
Chief Financial Officer

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